EXHIBIT 99.1

PAB Bankshares, Inc. Announces Second Quarter 2007 Financial Results

VALDOSTA, Ga., July 30, 2007 (PRIME NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the holding company for The Park Avenue Bank, today announced its financial results for the second quarter of 2007. The Company reported net income of $3.2 million, or $0.33 per diluted share, for the quarter ended June 30, 2007. The earnings for the quarter generated a return on average equity ("ROE") of 13.10% and a return on average assets ("ROA") of 1.12%. The net earnings for the second quarter represented a one cent increase compared to the $0.32 per diluted share earned in the first quarter of 2007 and a four cent decrease compared to the $0.37 per diluted share earned in the second quarter of 2006.

"Our net earnings for the second quarter improved slightly compared to the first quarter of 2007. However, over the past year the notable slowdown in residential construction and development activity, the persistence of an unfavorable interest rate environment and the dilutive effects of our recent de novo branching have resulted in a lower level of profitability for the Company," stated Company President and CEO M. Burke Welsh, Jr. "We expect our recent branching efforts to generate positive returns within a year, and we believe our long-term outlook continues to be promising given the strong demographic trends within our franchise footprint," added Welsh.

For the six months ended June 30, 2007, the Company reported net income of $6.3 million, or $0.65 per diluted share, a 9% decrease compared to $6.9 million, or $0.71 per diluted share, reported for the same period in 2006. The net income for the first six months of 2007 resulted in a 1.11% ROA and a 12.93% ROE, both declines from the 1.33% ROA and 15.51% ROE reported for the same period in 2006.

Stronger Than Expected Loan Growth

At June 30, 2007, the Company reported $1.17 billion in total assets, a $49 million, or 9% annualized, increase since December 31, 2006. For the year to date, total loans outstanding have increased $85 million, or 21% annualized, to $905 million, and total deposits have increased $37 million, or 8% annualized, to $946 million. Since June 30, 2006, total assets have increased $110 million, or 10%, total loans have increased $102 million, or 13%, and total deposits have increased $89 million, or 10%. "We expect the pace of loan growth to slow in the second half of 2007, but loan growth is not currently our primary objective. Our efforts have shifted to focusing on preserving our asset quality and on protecting our net interest margin through core deposit growth. Although core deposit growth has been challenging, our bankers and branch personnel are committed to achieving our retail banking goals," noted Welsh.

Focus on Asset Quality and Real Estate Lending

"Everyone is concerned with the condition of the residential real estate market and additional attention has been given to financial institutions with concentrations in residential construction and development lending on their balance sheets. Approximately 22% of our loan portfolio is in residential construction and development lending. We understand the risks involved, and we have established conservative underwriting criteria and internal controls to protect our interests. However, we are not immune to credit risk and we expect to incur some losses. We are proactive in recognizing our problems, and we intend to minimize our losses whenever possible as those problems arise," stated Welsh.

As of June 30, 2007, the Company reported total nonperforming assets of $5.0 million, or 0.43% of total assets, a four basis point increase from March 31, 2007 due to delays in the liquidation of other real estate foreclosed on during the quarter. The largest problem asset relationship amounted to $2.1 million, or 42% of total nonperforming assets at quarter end. During the second quarter, total loans on nonaccrual status decreased $2.2 million, or 53%, to $2.0 million due primarily to the foreclosure and transfer to other real estate of $1.7 million on the large problem asset noted above. Total loans past due 30-89 days and not categorized as a nonperforming asset amounted to $7.9 million, or 0.88% of total loans at quarter end, a 67 basis point increase since March 31, 2007. The increase in this category is due primarily to the delinquency of two development projects totaling $3.8 million. As of June 30, 2007, a specific reserve of $245,000 was allocated to these potential problem assets.

For the year to date, the Company reported recoveries in excess of losses of $136,000, resulting in an annualized 0.03% net recoveries to average loans ratio. Including these annualized results, the Company has a five-year average net charge-off ratio of 0.08%. During the second quarter of 2007, the Company increased its allowance for loan losses by $200,000 due to recent loan growth and specific reserves on rated loans. At June 30, 2007, the Company's allowance for loan losses represented 1.25% of total loans and 563.32% of nonperforming loans.

Net Interest Margin Squeezed but Stabilizing

The Company reported a 4.10% net interest margin for the second quarter of 2007, a five basis point decrease compared to the 4.15% net interest margin for the first quarter of 2007, but a 51 basis point decline from the 4.61% net interest margin for the second quarter of 2006. "The lack of movement in short-term interest rates over the past twelve months has allowed our interest-bearing liabilities to reprice upwards without much opportunity to reprice our earning assets upwards," stated Company CFO Jay Torbert. Since the second quarter of 2006, the quarterly average rate paid for funds has risen 66 basis points from 3.74% to 4.40%, while the quarterly average yield on earning assets has only increased nine basis points from 7.84% to 7.93%. "Absent a change in short-term interest rates, we anticipate our net interest margin to stabilize between 4.00% and 4.15% during the second half of 2007," added Torbert.

The Company's net interest margin for the first six months of 2007 was 4.13%, a 46 basis point decrease compared to the 4.59% net interest margin for the same period in 2006.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 9:00 AM Eastern on Tuesday, July 31, 2007. The conference call will be broadcast by Vcall via the Internet using Windows Media Player. The webcast URL is http://www.vcall.com/IC/CEPage.asp?ID=118613. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 877-407-8033 or (international) 201-689-8033.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-660-6853 or (International) 201-612-7415. The following replay passcodes will be required for playback access: the account number is 286 and the conference identification number is 247998.

About PAB

The Company's sole operating subsidiary is The Park Avenue Bank. Both the Company and the Bank are headquartered in Valdosta, Georgia. The Bank was established in 1956 by Mr. James L. Dewar, Sr. in a small office at the corner of Park Avenue and Ashley Street in Valdosta. The Bank operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. Prior to November 1, 2005, the Company's common stock was listed on the American Stock Exchange under the symbol PAB. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, credit losses, loan and deposit growth, interest rates, economic conditions, the effects of our de novo branch expansion, and the anticipated stabilization of our net interest margin, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA

                                  Period Ended
         -------------------------------------------------------------
             06/30/07   03/31/07    12/31/06    09/30/06    06/30/06
 ---------------------------------------------------------------------
 (Dollars in thousands except per share and other data)
 Summary of
  Operations:

 Interest
  income      $ 21,345    $ 20,451    $ 20,239    $ 20,173    $ 19,306
 Interest
  expense       10,386       9,783       9,658       8,936       8,006
 ---------------------------------------------------------------------
   Net
    interest
    income      10,959      10,668      10,581      11,237      11,300
 ---------------------------------------------------------------------
 Provision
  for loan
  losses           200           -           -           -           -
 Other
  income         1,359       1,478       1,578       1,204       1,557
 Other
  expense        7,209       7,470       7,230       7,000       7,182
 ---------------------------------------------------------------------
   Income
    before
    income
    tax
    expense      4,909       4,676       4,929       5,441       5,675
 Income
  tax
  expense        1,688       1,612       1,632       1,908       2,083
 ---------------------------------------------------------------------
   Net
    income     $ 3,221     $ 3,064     $ 3,297     $ 3,533     $ 3,592
 =====================================================================
 Net
  interest
  income
  on a tax-
  equi-
  valent
  basis       $ 11,119    $ 10,822    $ 10,732    $ 11,378    $ 11,422
 Per Share
   Ratios:
 Net
  income
   - basic      $ 0.34      $ 0.32      $ 0.35      $ 0.37      $ 0.38
 Net
  income
  - diluted       0.33        0.32        0.34        0.36        0.37
 Dividends
  declared
  for
  period         0.145       0.145       0.140       0.140       0.135
 Dividend
  payout
  ratio          42.66%      45.02%      40.35%      37.62%      35.70%
 Book
  value at
  end of
  period       $ 10.16     $ 10.26     $ 10.03      $ 9.84      $ 9.36
 Common
  Share
  Data:
 Out-
  standing
  at
  period
  end        9,479,490   9,516,673   9,504,969   9,493,763   9,498,026
 Weighted
  average
  out-
  standing   9,498,569   9,515,976   9,500,837   9,500,742   9,511,395
 Diluted
  weighted
  average
  out-
  standing   9,661,696   9,691,233   9,701,593   9,684,451   9,722,097
 Selected
  Average
  Balances:
 Total
  assets    $1,155,158  $1,124,534  $1,106,404  $1,070,920  $1,055,955
 Earning
  assets     1,087,926   1,057,121   1,041,359   1,007,917     994,173
 Loans         876,982     834,070     813,435     805,732     787,332
 Deposits      935,100     910,188     887,028     863,212     851,937
 Stock-
  holders'
  equity        98,678      97,470      95,091      91,821      90,433
 Selected
  Period
  End
  Balances:
 Total
  assets   $ 1,169,967  $1,171,845  $1,120,804  $1,095,836  $1,060,046
 Earning
  assets     1,097,888   1,106,808   1,048,239   1,032,261     994,386
 Loans         905,158     854,076     820,304     806,636     803,035
 Allowance
  for loan
  losses        11,342      11,085      11,006      10,686      10,903
 Goodwill        5,985       5,985       5,985       5,985       5,985
 Deposits      945,847     954,416     908,483     883,701     856,778
 Stock-
  holders'
  equity        96,290      97,657      95,316      93,440      88,917
 Tier 1
  regula-
  tory
  capital      103,397     102,173     100,330      98,183      96,398
 Per-
  formance
  Ratios:
 Return on
  average
  assets          1.12%       1.11%       1.18%       1.31%       1.36%
 Return on
  average
  stock-
  holders'
  equity         13.10%      12.75%      13.76%      15.27%      15.93%
 Net
  interest
  margin          4.10%       4.15%       4.09%       4.48%       4.61%
 Efficiency
  ratio
  (exclud-
  ing the
  following
  items):        57.62%      61.54%      59.51%      54.50%      55.37%
   Securi-
    ties
    gains
    (losses)
    included
    in
    other
    income       $ (38)      $ 173       $ 166      $ (278)       $ (1)
   Other
    gains
    (losses)
    included
    in
    other
    income           6         (13)         (4)         17           8
 Selected
  Asset
  Quality
  Factors:
 Nonaccrual
  loans        $ 1,986     $ 4,192     $ 4,013     $ 1,928       $ 412
 Loans 90
  days or
  more
  past due
  and
  still
  accruing           27          69         34          40          23
 Other
  impaired
  loans
  (troubled-
  debt
  restruct-
  urings)            -           -          -          -           -
 Other
  real
  estate
  and re-
  possess-
  ions           2,999         362         988         813         976
 Asset
  Quality
  Ratios:
 Net
  charge-
  offs to
  average
  loans
  (annual-
  ized YTD)      -0.03%      -0.04%       0.01%       0.07%       0.05%
 Nonper-
  forming
  loans to
  total
  loans           0.22%       0.50%       0.49%       0.24%       0.05%
 Nonper-
  forming
  assets
  to total
  assets          0.43%       0.39%       0.45%       0.25%       0.13%
 Allowance
  for loan
  losses
  to total
  loans           1.25%       1.30%       1.34%       1.32%       1.36%
 Allowance
  for loan
  losses
  to non-
  perform-
  ing
  loans         563.32%     260.13%     271.95%     542.93%    2510.11%
 Other
  Selected
  Ratios
  and Non-
  financial
  Data:
 Average
  loans to
  average
  earning
  assets         80.61%      78.90%      78.11%      79.94%      79.19%
 Average
  loans to
  average
  deposits       93.78%      91.64%      91.70%      93.34%      92.42%
 Average
  stock-
  holders'
  equity
  to
  average
  assets          8.54%       8.67%       8.59%       8.57%       8.56%
 Full-time
  equi-
  valent
  employees        322         329         321         309         314
 Bank
  branch
  offices           20          20          19          17          17
 Bank loan
  pro-
  duction
  offices            3           3           3           5           5
 Bank ATMs          25          25          23          20          20

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA

                                   Period Ended
         -------------------------------------------------------------
             06/30/07   03/31/07    12/31/06     09/30/06   06/30/06
 ---------------------------------------------------------------------
 (Dollars in thousands except per share and other data)
 Summary of
 Operations:
 Interest
  income      $ 41,797    $ 20,451    $ 77,566    $ 57,327    $ 37,154
 Interest
  expense       20,169       9,783      33,555      23,898      14,962
 ---------------------------------------------------------------------
   Net
    interest
    income      21,628      10,668      44,011      33,429      22,192
 ---------------------------------------------------------------------
 Provision
  for loan
  losses           200           -          -          -           -
 Other
  income         2,838       1,478       5,380       3,802       2,598
 Other
  expense       14,679       7,470      28,167      20,937      13,938
 ---------------------------------------------------------------------
   Income
    before
    income
    tax
    expense      9,587       4,676      21,224      16,294      10,852
 Income
  tax
  expense        3,300       1,612       7,488       5,856       3,948
 ---------------------------------------------------------------------
 Net
  income       $ 6,287     $ 3,064    $ 13,736    $ 10,438     $ 6,904
 =====================================================================
 Net
  interest
  income
  on a tax-
  equi-
  valent
  basis       $ 21,941    $ 10,822    $ 44,507    $ 33,775    $ 22,397
 Per Share
  Ratios:
 Net
  income
  - basic       $ 0.66      $ 0.32      $ 1.45      $ 1.10      $ 0.73
 Net
  income
  - diluted       0.65        0.32        1.41        1.07        0.71
 Dividends
  declared
  for the
  period         0.290       0.145       0.540       0.400       0.260
 Dividend
  payout
  ratio          43.81%      45.02%      37.36%      36.41%      35.80%
 Common
  Share
  Data:
 Weighted
  average
  out-
  standing   9,507,224   9,515,976   9,499,434   9,498,962   9,498,057
 Diluted
  weighted
  average
  out-
  standing   9,676,672   9,691,233   9,706,989   9,707,786   9,719,638
 Selected
  Average
  Balances:
 Total
  assets    $1,139,930  $1,124,534  $1,067,362  $1,054,205  $1,045,708
 Earning
  assets     1,072,608   1,057,121   1,004,981     992,719     984,994
 Loans         855,644     834,070     792,278     785,148     774,686
 Deposits      922,713     910,188     859,216     849,844     843,049
 Stock-
  holders'
  equity        98,077      97,470      91,611      90,438      89,735
 Per-
  formance
  Ratios:
 Return on
  average
  assets          1.11%       1.11%       1.29%       1.32%       1.33%
 Return on
  average
  stock-
  holders'
  equity         12.93%      12.75%      14.99%      15.43%      15.51%
 Net
  interest
  margin          4.13%       4.15%       4.43%       4.55%       4.59%
 Efficiency
  ratio
  (excluding
  the
  following
  items):        59.55%      61.54%      55.88%      54.73%      54.84%
   Securi-
    ties
    gains
    (losses)
    included
    in
    other
    income       $ 135       $ 173      $ (542)     $ (708)     $ (430)
   Other
    gains
    (losses)
    included
    in
    other
    income          (7)        (13)         23          27          10
 Other
  Selected
  Ratios:
 Average
  loans to
  average
  earning
  assets         79.77%      78.90%      78.84%      79.09%      78.65%
 Average
  loans to
  average
  deposits       92.73%      91.64%      92.21%      92.39%      91.89%
 Average
  stock-
  holders'
  equity
  to
  average
  assets          8.60%       8.67%       8.58%       8.58%       8.58%

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of June 30, 2007

                      South      North
                     Georgia    Georgia   Florida
                      Market     Market    Market   Treasury    Total
                     -------------------------------------------------
(Dollars in Thousands)

 Loans

 Commercial and
  financial         $ 32,228   $ 44,676  $  1,104   $    40  $ 78,048
 Agricultural
  (including loans
  secured by
  farmland)           39,561      4,376     3,036        --    46,973
 Real estate -
  construction        71,923    213,460    42,517       447   328,347
 Real estate -
  commercial          85,414    148,091    32,683     4,790   270,978
 Real estate -
  residential        123,825     26,488     8,173     2,918   161,404
 Installment loans
  to individuals
  and others          14,284      3,711        45     2,206    20,246
                     -------------------------------------------------
                     367,235    440,802    87,558    10,401   905,996
 Deferred loan fees
  and unearned
  interest, net          204       (557)     (498)       12      (839)
                     -------------------------------------------------
 Total loans         367,439    440,245    87,060    10,413   905,157
 Allowance for
  loan losses         (4,457)    (5,739)     (957)     (189)  (11,342)
                     -------------------------------------------------
 Net loans          $362,982   $434,506  $ 86,103  $ 10,224  $893,815
                     =================================================
 Percent of total       40.6%      48.6%      9.6%      1.2%    100.0%
                     =================================================

 Deposits
 Noninterest-bearing
  demand            $ 70,250   $ 14,275  $  6,752  $  7,585  $ 98,862
 Interest-bearing
  demand and
  savings            264,804     51,273    33,187       456   349,720
 Time less than
  $100,000           163,578     47,773    89,393       112   300,856
 Time greater than
  or equal to
  $100,000            86,690     39,613    37,470       200   163,973
 Brokered                 --         --        --    32,436    32,436
                     -------------------------------------------------
 Total deposits     $585,322   $152,934  $166,802  $ 40,789 $ 945,847
                     =================================================
 Percent of total       61.9%      16.2%     17.6%      4.3%    100.0%
                     =================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                      Period Ended
                     -------------------------------------------------
                     06/30/07   03/31/07  12/31/06  09/30/06  06/30/06
                     -------------------------------------------------
                                (Dollars In Thousands)
 Commercial and
  financial          $ 78,048  $ 69,347  $ 66,376  $ 60,413  $ 53,185
 Agricultural
  (including loans
  secured by
  farmland)            46,973    38,102    43,302    44,716    47,754
 Real estate -
  construction        328,347   323,837   295,246   297,026   304,387
 Real estate -
  commercial          270,978   252,654   255,462   253,586   251,966
 Real estate -
  residential         161,404   153,025   142,501   133,983   127,020
 Installment loans to
  individuals and
  other loans          20,246    17,958    18,414    18,211    19,966
                     --------  --------  --------  --------  --------
                      905,996   854,923   821,301   807,935  804,278
 Deferred loan fees
  and unearned
  interest, net          (839)     (847)     (997)   (1,299)   (1,243)
                     --------  --------  --------  --------  --------
 Total loans          905,157   854,076   820,304   806,636   803,035
 Allowance for loan
  losses              (11,342)  (11,085)  (11,006)  (10,686)  (10,903)
                     --------  --------  --------  --------  --------
 Net loans           $893,815  $842,991  $809,298  $795,950  $792,132
                     ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                       Period Ended
                       -----------------------------------------------
                       06/30/07 03/31/07  12/31/06  09/30/06  06/30/06
                       -----------------------------------------------
 Commercial and
  financial              8.62%     8.12%     8.09%     7.49%     6.62%
 Agricultural
  (including loans
  secured by farmland)   5.19%     4.46%     5.28%     5.54%     5.95%
 Real estate -
  construction          36.27%    37.92%    35.99%    36.82%    37.89%
 Real estate -
  commercial            29.94%    29.58%    31.14%    31.44%    31.38%
 Real estate -
  residential           17.83%    17.92%    17.37%    16.61%    15.82%
 Installment loans to
  individuals and
  other loans            2.24%     2.10%     2.25%     2.26%     2.49%
                       -------   -------   -------   -------   -------
                       100.09%   100.10%   100.12%   100.16%   100.15%
 Deferred loan fees and
  unearned interest,
  net                  -0.09%     -0.10%    -0.12%    -0.16%    -0.15%
                       -------   -------   -------   -------   -------
 Total loans           100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for loan
  losses                -1.25%    -1.30%    -1.34%    -1.32%    -1.36%
                       -------   -------   -------   -------   -------
 Net loans              98.75%    98.70%    98.66%    98.68%    98.64%
                       =======   =======   =======   =======   =======

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                   Period Ended
                ------------------------------------------------------
                 06/30/07   03/31/07   12/31/06   09/30/06   06/30/06
                ------------------------------------------------------
                               (Dollars In Thousands)
 Noninterest-
  bearing demand $ 98,862   $107,917   $100,911   $100,703   $ 95,458
 Interest-
  bearing demand
  and savings     349,720    371,484    328,828    316,385    315,492
 Time less
  than $100,000   300,856    287,982    279,936    273,697    264,552
 Time greater
  than or equal
  to $100,000     163,973    158,464    161,054    151,075    145,002
 Brokered          32,436     28,569     37,754     41,841     36,274
                 --------   --------   --------   --------   --------
 Total deposits  $945,847   $954,416   $908,483   $883,701   $856,778
                 ========   ========   ========   ========   ========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                    Period Ended
                ------------------------------------------------------
                 06/30/07   03/31/07   12/31/06   09/30/06   06/30/06
                ------------------------------------------------------
 Noninterest-
  bearing demand    10.45%     11.31%     11.11%     11.40%     11.14%
 Interest-
  bearing demand
  and savings       36.98%     38.92%     36.19%     35.80%     36.82%
 Time less than
  $100,000          31.78%     30.18%     30.81%     30.97%     30.88%
 Time greater
  than or equal
  to $100,000       17.36%     16.60%     17.73%     17.10%     16.93%
 Brokered            3.43%      2.99%      4.16%      4.73%      4.23%
                 --------   --------   --------   --------   --------
 Total deposits    100.00%    100.00%    100.00%    100.00%    100.00%
                 ========   ========   ========   ========   ========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and six months ended June 30, 2007 and 2006. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate. Loan average balances include loans on nonaccrual status.

 For the Three Months
  Ended June 30,         2007                          2006
 ---------------------------------------------------------------------
                       Interest   Average            Interest  Average
              Average   Income/   Yield/   Average    Income/   Yield/
              Balance   Expense    Rate    Balance    Expense    Rate
 ---------------------------------------------------------------------
                             (Dollars In Thousands)

 Interest-
  earning
  assets:
 Loans      $  876,982 $   18,712  8.56% $  787,332 $   16,824  8.57%
 Investment
  securities:
 Taxable       162,827      2,085  5.14%    154,347      1,902  4.94%
 Nontaxable     30,370        457  6.04%     23,685        348  5.90%
 Other short-
  term
  investments   17,747        251  5.67%     28,809        354  4.93%
            ---------------------        ---------------------
 Total
  interest-
  earning
  assets    $1,087,926 $   21,505  7.93% $  994,173 $   19,428  7.84%
            ---------------------        ---------------------

 Interest-
  bearing
  liabilities:
 Demand
  deposits  $  311,097 $    2,819  3.63% $  267,483 $    2,037  3.05%
 Savings
  deposits      37,986        150  1.59%     40,675        129  1.27%
 Time
  deposits     484,208      6,057  5.02%    443,350      4,647  4.20%
 FHLB
  advances      90,512      1,038  4.60%     90,612        920  4.07%
 Notes
  payable       10,310        182  7.08%     10,310        226  8.81%
 Other short-
  term
  borrowings    13,208        140  4.26%      5,781         47  3.24%
            ---------------------        ---------------------
 Total
  interest-
  bearing
  liabil-
  ities     $  947,321 $   10,386  4.40% $  858,211 $    8,006  3.74%
            ---------------------        ---------------------

 Interest
  rate
  spread                           3.53%                        4.10%
                                   =====                        =====

 Net interest
  income               $   11,119                   $   11,422
                       ==========                   ==========

 Net interest
  margin                           4.10%                        4.61%
                                   =====                        =====

 For the Three Months
  Ended June 30,         2007                          2006
 ---------------------------------------------------------------------
                       Interest   Average            Interest  Average
              Average   Income/   Yield/   Average    Income/   Yield/
              Balance   Expense    Rate    Balance    Expense    Rate
 ---------------------------------------------------------------------
                             (Dollars In Thousands)
 Interest-
  earning
  assets:
 Loans      $  855,644 $   36,396  8.58% $  774,686 $   32,224  8.39%
 Investment
  securities:
 Taxable       160,099      4,098  5.16%    151,887      3,672  4.88%
 Nontaxable     29,855        895  6.05%     20,158        587  5.87%
 Other short-
  term
  investments   27,011        721  5.38%     38,263        876  4.62%
            ---------------------        ---------------------
 Total
  interest-
  earning
  assets    $1,072,609 $   42,110  7.92% $  984,994 $   37,359  7.65%
            ---------------------        ---------------------

 Interest-
  bearing
  liabilities:
 Demand
  deposits  $  304,578 $    5,409  3.25% $  260,608 $    3,632  2.81%
 Savings
  deposits      37,788        298  1.59%     40,646        241  1.20%
 Time
  deposits     478,909     11,773  4.96%    439,216      8,873  4.07%
 FHLB
  advances      90,313      2,089  4.67%     89,879      1,692  3.80%
 Notes
  payable       10,310        362  7.08%     10,310        446  8.72%
 Other short-
  term
  borrowings    11,168        238  4.29%      6,041         78  2.59%
            ---------------------        ---------------------
 Total
  interest-
  bearing
  liabil-
  ities     $  933,066 $   20,169  4.36% $  846,700 $   14,962  3.56%
            ---------------------        ---------------------
 Interest
  rate spread                      3.56%                        4.09%
                                   =====                        =====

 Net interest
  income               $   21,941                   $   22,397
                       ==========                   ==========

 Net interest
  margin                           4.13%                        4.59%
                                   =====                        =====

CONTACT:  PAB Bankshares Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com